J.P. Morgan Institutional Prime Money Market Fund
Supplemental Proxy Information

A Joint Special Meeting of Shareholders of the J.P. Morgan Family of Funds was held on August 20, 1998. Each of the applicable funds voted in favor of adopting the following proposals, therefore, the results are aggregated for the Trust unless otherwise specified. The meeting was held for the following purposes:

1. To elect a slate of five Trustees to hold office for a term of unlimited duration subject to the current retirement age of 70.

2a. To approve the amendment of the Fund's investment restriction relating to diversification of assets.

2b. To approve the amendment of the Fund's investment restriction relating to concentration of assets in a particular industry.

2c. To approve the amendment of the Fund's investment restriction relating to the issuance of senior securities.

2d. To standardize the borrowing ability of the Fund to the extent permitted by applicable law.

2e. To approve the amendment of the Fund's investment restriction relating to underwriting.

2f. To approve the amendment of the Fund's investment restriction relating to investment in real estate.

2g. To approve the amendment of the Fund's investment restriction relating to commodities.

2h. To approve the amendment of the Fund's investment restriction relating to lending.

2i. To approve the reclassification of the Fund's other fundamental restrictions as nonfundamental.

3. To approve the reclassification of the Fund's investment objective from fundamental to nonfundamental.

4. To approve a new investment advisory agreement of the Fund.

5. To amend the Declaration of Trust to provide dollar-based voting rights.

6. To ratify the selection of  independent  accountants,  PricewaterhouseCoopers
LLP.

     The results of the proxy solicitation on the above matters were as follows:

Directors/Matter

                                                                       Votes for        Votes against     Abstentions

1.    Frederick S. Addy                                                2,592,561,591    8,840,251         --
     William G. Burns                                                  2,592,561,591    8,840,251         --
     Arthur C. Eschenlauer                                             2,592,561,591    8,840,251         --
     Matthew Healey                                                    2,592,561,591    8,840,251         --
     Michael P. Mallardi                                               2,592,561,591    8,840,251         --
1.    Amending of Investment Restrictions:
     a.  Relating to diversification of assets                         1,001,365,158    37,478,178        120,867,833
     b.  Relating to concentration of assets                           1,000,652,522    38,191,008        120,867,639
     c.  Relating to issuance of senior securities                     1,001,365,158    37,478,178        120,867,833
     d.  Relating to borrowing                                         1,001,244,590    37,598,746        120,867,833
     e.  Relating to underwriting                                      1,001,365,158    37,478,178        120,867,833
   f.  Relating to investment in real estate                           1,000,652,329    38,191,008        120,867,832
     g.  Relating to commodities                                       1,001,365,158    37,478,178        120,867,833
     h.  Relating to lending                                           1,001,244,590    37,598,746        120,867,833
     i.   Reclassification of other restrictions as nonfundamental     1,000,653,683    38,189,654        120,867,832
     3.  Reclassification of investment objectives                     1,007,476,198    31,369,103        120865,869
4.   Investment advisory agreement                                     1,032,611,822    31,369,103        120,865,869
5.   Dollar-based voting rights                                        2,411,567,264    7,638,329         179,591,823
6.   Independent accountants, PricewaterhouseCoopers LLP               2,402,592,025    19,567,729        179,242,087